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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2011

First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

(803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

RESTATEMENT OF OUR ARTICLES OF INCORPORATION

First Community Corporation’s (the “Company”) Articles of Incorporation previously consisted of the original Articles of Incorporation, filed in November of 1994, and four stand-alone amendments.  The Company has restated its Articles of Incorporation in order to consolidate all amendments to its Articles of Incorporation into one document and to make other ministerial amendments (as permitted by South Carolina law) to update outdated corporate information.  The Restated Articles of Incorporation (“Articles of Incorporation”) are attached hereto as Exhibit 3.1.

DESCRIPTION OF OUR CAPITAL STOCK

We are also filing this Current Report on Form 8-K for the purpose of updating the description of our capital stock contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934.  The following shall modify and supersede any description of our capital stock contained in our previous filings.  The following description of our capital stock is a summary only and is subject to applicable provisions of the South Carolina Business Corporation Act of 1988 (the “Business Corporation Act”) and to our Articles of Incorporation and our Amended and Restated Bylaws (our “Bylaws”).  You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws to review all of the terms of our capital stock.  Our Articles of Incorporation are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.  Our Bylaws are attached as Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2010 and incorporated by reference herein.

General

The Articles of Incorporation authorize the issuance of capital stock consisting of 10,000,000 shares of common stock, par value $1.00 share, and 10,000,000 shares of preferred stock, par value $1.00 per share, of which 11,350 shares are designated as Series T Preferred Stock.  As of June 21, 2011, we had 3,277,454 shares of common stock issued and outstanding held by 1,532 shareholders of record and 11,350 shares of Series T Preferred Stock held by one shareholder of record, the U.S. Department of the Treasury (the “U.S. Treasury”).

The authorized but unissued shares of our common stock and preferred stock are available for general purposes, including, but not limited to, the possible issuance as stock dividends, use in connection with mergers or acquisitions, cash dividend reinvestments, stock purchase plans, public or private offerings, or our equity compensation plans.  Except as may be required to approve a merger or other transaction in which additional authorized shares of common stock would be issued, no shareholder approval will be required for the issuance of those shares.

The description of our capital stock below is qualified in its entirety by reference to our Articles of Incorporation.

Common Stock

General

Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock.

Voting Rights

Each share of common stock will entitle the holder thereof to one vote on all matters upon which shareholders have the right to vote. There are no cumulative voting rights.

In general, except as otherwise provided in our Articles of Incorporation, (i) amendments to our Articles of Incorporation must be approved by two-thirds of the votes entitled to be cast, regardless of voting group, and in addition by two-thirds of the votes entitled to be cast within each voting group entitled to vote separately thereon; and (ii) the dissolution of the Company must be approved by two-thirds of the votes entitled to be cast thereon.

Our Articles of Incorporation provide that a merger, consolidation, or sale of the Company or any substantial part of the Company’s assets must be approved by the affirmative vote of the holders of at least 66 2/3% of our outstanding shares of common stock entitled to be cast.

Our Articles of Incorporation provide that our board of directors may alter, amend, or repeal any of our bylaws or adopt new bylaws, subject to our shareholders’ concurrent right to alter, amend, or repeal any of our bylaws or adopt new bylaws.

Dividends

Holders of shares of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefore.  Our ability to pay dividends will be dependent on our earnings and financial condition and subject to certain restrictions imposed by federal and state laws.

No dividend other than a dividend payable solely in common stock will be declared or paid during any calendar year on the common stock unless and until there has been paid in full (or set apart for purposes of such payment) to the holders of our Series T Preferred Stock, any accrued and unpaid dividends on such shares of preferred stock, through the date on which we propose to pay the cash dividend on the common stock.  In addition, prior to November 21, 2011, so long as the U.S. Treasury owns shares of the Series T Preferred Stock, we are not permitted to increase cash dividends on our common stock above $0.08 per quarter without the U.S. Treasury’s consent.  See “Preferred Stock” below.

No Preemptive or Conversion Rights

Holders of shares of our common stock do not have preemptive rights to purchase additional shares of our common stock and have no conversion, redemption, or sinking fund rights.

Calls and Assessments

All of the issued and outstanding shares of our common stock are non-assessable and non-callable.

Liquidation Rights

In the event of our liquidation, dissolution, or winding up, the holders of shares of our common stock shall be entitled to receive, in cash or in kind, our assets available for distribution remaining after payment or provision for payment of our debts and liabilities and distributions or provision for distributions to holders of our Series T Preferred Stock and any other preferred stock that may be issued and outstanding having preference over common shares.

Certain Ownership Restrictions

A holder with as little as a 5% interest in our Company could, under certain circumstances, be subject to regulation as a “bank holding company” and possibly other restrictions.  Specifically, any entity (including a “group” composed of natural persons) owning 25% or more of our outstanding common stock, or 5% or more if such holder otherwise exercises a “controlling influence” over the Company, may be subject to regulation as a “bank holding company” in accordance with the Bank Holding Company Act of 1956 (the “BHCA”).  In addition, (1) any bank holding company or foreign bank with a U.S. presence may be required to obtain the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the BHCA to acquire or retain 5% or more of our outstanding common stock and (2) any person other than a bank holding company may be required to obtain regulatory approval under the Change in Bank Control Act of 1978 to acquire or retain 10% or more of our outstanding common stock.  Becoming a bank holding company imposes certain statutory and regulatory restrictions and burdens, and might require the holder to divest all or a portion of the holder’s investment in our common stock.  In addition, because a bank holding company is required to provide managerial and financial strength for its bank subsidiary, such a holder may be required to divest investments that may be deemed incompatible with bank holding company status, such as a material investment in a company unrelated to banking.  Further, subject to a Federal Deposit Insurance Corporation (the “FDIC”) policy statement published in August 2009, under certain circumstances, holders of 5% or more of the Company’s securities could be required to be subject to certain restrictions, such as an inability to sell or trade their securities for a period of three years, among others, in order for the Company to participate in an FDIC-assisted transaction of a failed bank.

NASDAQ

Our common stock is listed on the NASDAQ Capital Market.

Preferred Stock

Our board of directors, without shareholder approval, is empowered to authorize the issuance, in one or more series, of shares of preferred stock at such times, for such purposes and for such consideration as it may deem advisable. The board of directors is also authorized to fix before the issuance thereof the designation, voting, conversion, preference and other relative rights, qualifications and limitations of any such series of preferred stock.  Accordingly, our board of directors, without shareholder approval, may authorize the issuance of one or more series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock and, under certain circumstances, discourage an attempt by others to gain control of the Company.

The creation and issuance of any additional series of preferred stock, and the relative rights, designations and preferences of such series, if and when established, will depend on, among other things, our future capital needs, then existing market conditions and other factors that, in the judgment of our board of directors, might warrant the issuance of preferred stock.

Summarized below are the material terms of our outstanding preferred stock.

Fixed Rate Cumulative Perpetual Preferred Stock, Series T

Designation

In connection with the Letter Agreement dated November 21, 2008, and the related Securities Purchase Agreement — Standard Terms with the U.S. Treasury (the “Securities Purchase Agreement”), we established the Series T Preferred Stock.  There are currently 11,350 shares of our Series T Preferred Stock outstanding.

Dividends

Holders of shares of Series T Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series T Preferred Stock with respect to each dividend period from November 21, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series T Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9.0% per share on a liquidation preference of $1,000 per share of Series T Preferred Stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date.  Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends payable with respect to the Series T Preferred Stock are payable to holders of record of shares of Series T Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series T Preferred Stock, we must provide written notice to the holders of shares of Series T Preferred Stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.  The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

Priority of Dividends and Payments on Liquidation

With respect to the payment of dividends and the amounts to be paid on liquidation, the Series T Preferred Stock will rank:

•                  senior to our common stock and all other new issuances of equity securities designated as ranking junior to the Series T Preferred Stock; and

•                  at least equally with all other equity securities designated as ranking on a parity with the Series T Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets on our liquidation, dissolution or winding-up.

So long as any shares of Series T Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we may not pay or declare any dividends on our common stock or other junior stock, other than a dividend payable solely in common stock.  The Company and its subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series T Preferred Stock for all prior dividend periods, other than:

•                  purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business (including purchases to offset the increase in the number of diluted shares outstanding resulting from the grant, vesting or exercise of equity based-compensation to employees, or the share dilution amount, pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that purchases to offset the share dilution amount shall not exceed the share dilution amount;

•                  purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of our business;

•                  purchases or other acquisitions by any of our broker-dealer subsidiaries for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•                  any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•                  acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or a subsidiary of us, including as trustee or custodian; and

•                  the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before November 21, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series T Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series T Preferred Stock), with respect to the Series T Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Redemption

The Series T Preferred Stock may be redeemed by us, at our option, with approval of the Federal Reserve, in whole or in part, subject to notice as described below.  In any redemption, the redemption price is an amount equal to the per share liquidation amount of $1,000 plus accrued and unpaid dividends to, but excluding, the date of redemption.  The redemption price for any shares of the Series T Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date as provided in above.

The Series T Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions.  Holders of shares of Series T Preferred Stock have no right to require the redemption or repurchase of the Series T Preferred Stock.

In case of any redemption of part of the shares of the Series T Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the board of directors or a duly authorized committee thereof may determine to be fair and equitable.  Subject to the provisions of the Securities Purchase Agreement, the board of directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of the Series T Preferred Stock shall be redeemed from time to time.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

Notice of every redemption of shares of Series T Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder received such notice, and failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series T Preferred Stock designated for redemption will not affect the redemption of any other Series T Preferred Stock.  Notwithstanding the foregoing, if shares of Series T Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Series T Preferred Stock at such time and in any manner permitted by such facility.  Each notice of redemption will set forth (1) the redemption date; (2) the number of shares of Series T Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

Shares of Series T Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock (provided that any such cancelled shares of Series T Preferred Stock may be reissued only as shares of any series of preferred stock other than Series T Preferred Stock).

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series T Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series T Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series T Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series T Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series T Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders.  If the total liquidation amount per share of Series T Preferred Stock has been paid in full to all holders of Series T Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series T Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Conversion Rights

Holders of Series T Preferred Stock shall have no right to exchange or convert such shares into any other securities.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series T Preferred Stock will not have any voting rights.

Election of Two Directors on Non-Payment of Dividends. If the dividends on the Series T Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two.  Holders of Series T Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full.  The election of any preferred stock director is subject to the qualification that the election would not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series T Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of our authorized directors will be reduced by the number of preferred stock directors that the holders of Series T Preferred Stock and voting parity stock had been entitled to elect.  The holders of a majority of shares of Series T Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series T Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director.  If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series T Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series T Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•                  any amendment or alteration of our Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series T Preferred

Stock with respect to payment of dividends and/or distribution of assets on our liquidation, dissolution or winding-up;

•                  any amendment, alteration or repeal of any provision of our Articles of Incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series T Preferred Stock; or

•                  any consummation of a binding share exchange or reclassification involving the Series T Preferred Stock or of a merger or consolidation of us with another entity, unless the shares of Series T Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series T Preferred Stock or preference securities have rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, that are not materially less favorable than the rights, preferences, privileges or voting powers, and limitations and restrictions thereof, of the Series T Preferred Stock immediately before such consummation, taken as a whole.

To the extent of the voting rights of the Series T Preferred Stock, each holder of Series T Preferred Stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series T Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series T Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series T Preferred Stock to effect the redemption.

Warrant for Common Stock

The following is a brief description of the warrant for common stock (the “Warrant”) that was issued to the U.S. Treasury in connection with the Securities Purchase Agreement and is qualified in its entirety by reference to the Warrant.

Shares of Common Stock Subject to the Warrant

The Warrant is initially exercisable for 195,915 shares of our common stock. The number of shares subject to the Warrant are subject to the further adjustments described below under the subheading “Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the Warrant is $8.69 per share of common stock for which the Warrant may be exercised.  The Warrant may be exercised at any time on or before November 21, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of common stock issuable on exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by the Company and the Warrant holder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the subheading “Adjustments to the Warrant.”

Upon exercise of the Warrant, certificates for the shares of common stock issuable on exercise will be issued to the Warrant holder.  We will not issue fractional shares on any exercise of the Warrant.  Instead, the Warrant holder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable on exercise of the Warrant.  We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised.  We have listed the shares of common stock issuable upon exercise of the Warrant with the NASDAQ Capital Market.

Rights as a Shareholder

The Warrant holder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

The Warrant, and all rights under the Warrant, are generally transferable, subject to any restrictions imposed by applicable law or regulations.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted if we pay stock dividends or make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of November 21, 2011 and the date the initial holder no longer holds the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted.  Permitted transactions include issuances:

•                  as consideration for or to fund the acquisition of businesses and/or related assets;

•                  in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•                  in connection with a public or broadly marketed offering and sale of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act of 1933 or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•                  in connection with the exercise of preemptive rights on terms existing as of November 21, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we affect a pro rata repurchase of common stock, both the number of shares issuable on exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the Warrant holder’s right to receive shares of our common stock on exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the Warrant holder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

Certain Protective Provisions

General

Our Articles of Incorporation and Bylaws, as well as the Business Corporation Act, contain certain provisions designed to enhance the ability of our board of directors to deal with attempts to acquire control of us.  These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts which have not been approved by the board of directors (including takeovers which certain shareholders may deem to be in their best interest).  To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of common stock resulting from actual or rumored takeover attempts may be inhibited.  These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely affect the market price of our common stock.

The following briefly summarizes protective provisions that are contained in our Articles of Incorporation and Bylaws and which are provided by the Business Corporation Act.  This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws and the statutory provisions contained in the Business Corporation Act.

Authorized but Unissued Stock

The authorized but unissued shares of our common stock and preferred stock are available for general corporate purposes, including, but not limited to, possible issuance as stock dividends, use in connection with mergers or acquisitions, cash dividend reinvestments, stock purchase plans, public or private offerings or our equity compensation plans.  Generally, no shareholder approval would be required for the issuance of these shares, except as required to approve a transaction in which shares of our common stock are to be issued in excess of the number currently authorized.  The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Supermajority Shareholder Vote Required for Merger

The Articles of Incorporation require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of common stock entitled to vote to approve any merger, consolidation, or sale of us or any substantial part of the our assets.

Number and Qualifications of Directors

Under our Articles of Incorporation and Bylaws and pursuant to the Business Corporation Act, the number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the board of directors then in office, but shall not be less than nine or more than 25 directors.  Either our directors or our shareholders have the authority to increase or decrease the number of directors.  There are currently 14 directors serving on the board of directors.  The provisions of the Articles of Incorporation providing for the classified board of directors can be amended or repealed only upon the affirmative vote of the holders of not less than 66 2/3% of the votes entitled to be cast by the holders of all outstanding shares of our voting stock.  The Bylaws also provide that no individual who is or becomes a Business Competitor (as defined below) or who is or becomes affiliated with, employed by, or a representative of any individual, corporation, or other entity which the board of directors, after having such matter formally brought to its attention, determines to be in competition with us or any of our subsidiaries (any such individual, corporation, or other entity being a “Business Competitor”) shall be eligible to serve as a director if the board of directors determines that it would not be in our best interests for such individual to serve as a director.  Any financial institution having branches or affiliates within the counties in which we operate is presumed to be a Business Competitor unless the board of directors determines otherwise.

Staggered Board of Directors

Our board of directors is divided into three classes so that each director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.  In the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned among the three classes of directors so as to maintain such classes as nearly equal as possible, and the terms of any newly created directorships filled by the board from such increase in the number of directors shall expire at the next election of directors by the shareholders.  Approximately one-third of the board of directors will be elected at each annual meeting of shareholders.  The classification of directors, together with the provisions in the Articles of Incorporation and Bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for shareholders to change the composition of the board of directors.  As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable, and three meetings, rather than one, would be required to replace the entire board.

Removal of Directors and Filling Vacancies

Our Articles of Incorporation provide that a director may be removed from office prior to the expiration of such director’s term only if such removal is approved by the affirmative vote of the holders of 66 2/3% of the shares entitled to vote at an election of directors.  Our Bylaws provide that all vacancies on our board may be filled by the board of directors for the unexpired term.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Bylaws establish advance notice procedures with regard to shareholder proposals.  These procedures provide that the shareholder must submit information regarding the proposal, together with the proposal, to our corporate secretary at least 90 days in advance of the annual meeting.  Shareholders submitting proposals for inclusion in our proxy statement must comply with the proxy rules under the Securities Exchange Act of 1934.  We may reject a shareholder proposal that is not made in accordance with such procedures.

Certain Nomination Requirements

Pursuant to our Bylaws, we have established nomination requirements that for an individual to be nominated to be a director candidate by a shareholder, the nominating shareholder must provide written notice that is either delivered personally or by U.S. mail, postage prepaid, return receipt requested, to the secretary of the Company no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.  Such notice must contain (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the Company if so elected.  The chairman of any shareholders’ meeting may, for good cause shown, waive the operation of these provisions. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on our board of directors.

Business Combinations with Interested Shareholders

The South Carolina business combinations statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation’s board of directors before the 10% shareholder’s share acquisition date.  This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute.  The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose Articles of Incorporation contain a provision electing not to be covered by the law.  Our Articles of Incorporation do not contain such a provision.  An amendment of our Articles of Incorporation to that effect would, however, permit a business combination with an interested shareholder even though that status was obtained prior to the amendment.

Factors to be Considered in Certain Transactions

Our Articles of Incorporation grant the board of directors the discretion, when considering whether a proposed merger or similar transaction is in the best interests of the Company and our shareholders, to take into account the effect of the transaction on the employees, customers, and suppliers of our Company and upon the communities in which offices of the Company are located, to the extent permitted by South Carolina law.

ITEM 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit

3.1	Restated Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: June 24, 2011	By:	/s/ Joseph G. Sawyer
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer

Exhibit No.	Exhibit

3.1	Restated Articles of Incorporation.